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CSX 2008 Annual Meeting

On June 25, 2008, CSX  shareholders will have the opportunity to decide whether CSX continues on its proven path of shareholder value creation led by the current Board and management team or is diverted by what we believe is the ill-
defined, potentially detrimental agenda advocated by The Children's Investment Fund (TCI).

CSX Annual Meeting
June 25, 2008, 10:00 a.m. (CDT)
Gentilly Yard, 7801 Almonaster Blvd.
New Orleans, LA

Shareholders of record at the close of business on April 21, 2008 will be entitled to vote at the meeting.

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•    On April 30, 2008, CSX commenced mailing of definitive proxy materials.  View the press release.

•    View the Proxy Statement

•    View the 2007 CSX Annual Report

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its
2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive
Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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PDF

PDF

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CSX shareholders who have questions or who need assistance in voting their shares may contact the company’s proxy solicitor Innisfree M&A Incorporated, toll-free at 1-877-750-9497.

Exhibit 99.1

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CSX 2008 Annual Meeting

CSX Outstanding Performance

By any measure CSX has delivered outstanding performance.

Click on button for details:

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its
2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive
Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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CSX: Outstanding
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CSX 2008 Annual Meeting

CSX Outstanding Performance

Shareholder Value

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its
2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive
Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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The CSX Board and management team have a proven track record of shareholder value creation.

•  CSX has produced market and industry leading returns over the last one, three and five year periods.

•  CSX has generated shareholder returns of more than 200% over the past three years, outpacing more than

    95% of all S&P 500 companies and all other Class I railroads.

•  CSX has nearly tripled its quarterly dividend over the last two years

•  CSX recently announced an authorization to repurchase an additional $3 billion of CSX common stock –

    building on the nearly $3 billion of common stock already repurchased since 2006.  Click here to read the announcement.

209%

115%

102%

89%

79%

78%

20%

CSX

Union Pacific
Corp

Burlington
Northern

Canadian
Pacific

Norfolk
Southern

Canadian
National

S&P500

All stock price performance as of April 25, 2008.

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CSX 2008 Annual Meeting

CSX Outstanding Performance

Operational Excellence

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its
2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive
Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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CSX is an industry leader in safety and service.

•  On-time performance for CSX trains is at an all-time high.

•  CSX customer satisfaction rankings are at all-time highs.

•  Since 2004, CSX has reduced personal injuries by 47% and train accidents by 41%.

FRA Personal Injury
Frequency Index

FRA Train Accident
Frequency Index

1.77

2.29

1.46

1.21

4.79

4.41

3.54

2.84

2004

2005

2006

2007

2004

2005

2006

2007

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CSX:  Outstanding Performance

Financial Results

CSX is producing superior financial results…

•     CSX delivered record revenue and operating income in the first quarter of 2008.  Read the press release.

•     CSX has made industry-leading improvements in financial performance:

– Operating income more than doubled since 2004

– Comparable operating margin improved from 13.2 to 22.2% since 2004

– Earnings per share nearly tripled since 2004

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110,
Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in
CSX’s definitive Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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PDF

…and the future looks even brighter.

•     CSX is targeting operating ratio in the low 70s by 2010.

•     CSX recently revised long-term guidance through 2010.  Read the press release.

– CAGR in operating income of 13 to 15% over 2007 base

– CAGR in EPS of 18 to 21% over 2007 base (before impact of share repurchase)

– Free cash flow exceeding $1 billion before dividends in 2010

All stock price performance as of April 25, 2008.

Click here for GAAP reconciliation and important information regarding forward looking statements.

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	2004(a)	2005(a)	2006(a)	2007(a)
Revenue	$8,040	$8,618	$9,566	$10,030
Operating Expense	7,043	7,062	7,417	7,770
Less Pretax Gain on Insurance Recoveries	-	-	(168)	(27)
Plus Pretax Restructuring Charge	71	-	-	-
Comparable Operating Income	$1,068	$1,556	$1,981	$2,233
Comparable Operating Ratio	86.7%	81.9%	79.3%	77.7%

(a) Beginning in 2008, certain items within other income have been reclassified into operating income. Operating income was not materially impacted by these reclassifications. Prior-year data has been reclassified to conform to the 2008 presentation.

	2004	2005	2006	2007
Diluted Earnings Per Share From Continuing Operations	$0.94	$1.59	$2.82	$2.74
(All amounts after tax)				
Less Gain on Insurance Recoveries	-	-	(0.22)	(0.04)
Plus Management Restructuring Charge	0.10	-	-	-
Less Gain on Conrail Property	(0.04)	-	(0.06)	-
Plus Debt Repurchase Expense	-	0.27	-	-
Less Income Tax Benefits	-	(0.16)	(0.32)	-
Comparable Diluted Earnings Per Share From Continuing Operations	$1.00	$1.70	$2.22	$2.70

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GAAP Reconciliation

CSX reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures used to manage the company's business that fall within the meaning of Regulation G (Disclosure of Non-GAAP
Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

CSX has provided operating income, ratio and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company's management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX's ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided. These non-GAAP measures should not be considered a substitute for GAAP measures.

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CSX 2008 Annual Meeting

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its
2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive
Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation
Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items;
statements of management's plans, strategies and objectives for future operation, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as
"believe," "expect," "anticipate," "project," "estimate" and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-
looking statements include, among others: (i) the company's success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

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CSX:  Outstanding Performance

Corporate Governance

CSX is committed to strong corporate governance.

•     CSX has a strong Board with diverse skills and backgrounds that is fully committed to protecting your interests and creating superior shareholder value.

•     In addition to Michael Ward, our CEO, the Board is comprised of eleven highly-qualified outside directors, including individuals with CEO and director experience at major corporations and individuals with significant experience in transportation, finance and government.

•     Corporate governance best-practices in place at CSX include:

– Presiding independent director with delineated duties

– Election of entire Board annually

– Majority election of Board in uncontested elections

– No poison pill

– Cap of 2.99 times annual compensation for senior executive severance payments

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its
2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive
Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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Analysts

"I find it hard to criticize Ward and his team considering that CSX has been the best performing railroad stock during the last three years. In fact, CSX ranks in the top ten percent of S&P 500 companies over this time frame. Not too shabby. Share price appreciation has not been the only metric of improvement, as CSX has also demonstrated remarkable improvements in operating efficiency and safety. Given such progress, we would be loathe to see Ward and his team forced out of CSX.“

- Jason H. Seidl, column in Railway Age, April 2008

"Although the company has shifted to a much more shareholder friendly posture, management has been adamant about preserving its investment grade ratings and has defended the company from growing pressures from shareholder activists that would aggressively ramp up share buybacks at the expense of the company's credit profile."

- Brian Studioso of CreditSights, statement to Reuters News, March 18, 2008

"We believe CSX's management is on the right path to transform its network into a best in class railroad."

- Lee A. Klaskowr Longbow Research, March 18, 2007

"We think CEO Michael Ward has done, and continues to do a great job with the Company. In our industry universe, CSX was the best performing stock (in terms of percentage moves) over the past twelve months. Ward has brought CSX to an industry leadership position in most safety metrics and continues to improve the Company."

- David Silver, Wall Street Strategies, March 17, 2008

"TCI has argued for increasing fees to railroad customers, holding down capital expenditures and leveraging debt to create a greater return on rail assets. We are on the side of
Mr. Ward and CSX and feel that a 34.5% return is extremely strong, especially considering the latest round of market volatility. Additionally, we feel that TCI is being somewhat short sighted as it is looking for a higher short term return on assets, while if capital investments are kept at the expected levels, CSX will continue to benefit from the expected demand increase over the next decade."

- David Silver, Wall Street Strategies, March 6, 2008

"We continue to believe that railroads and their investors will be better off if management teams are able to manage their businesses for the long-term and not for the whims of activist investors, given the complexity of operating a network system.“

- Lee A. Klaskow, Longbow Research, October 18, 2007

"It is easy to sit in "an ivory tower" and take "pot shots" at a management team. It is much more difficult to improve a complicated, 180-year-old business enterprise that geographically stretches across half a continent and that interfaces with such a broad array of stakeholders...

"We applaud CSX management for holding its ground, staying on its successfully proven trajectory, and not succumbing to pressure from an activist to create short-term shareholder value... To succumb would be at the potential expense of damaging the company's franchise and long-term ability to serve our nation and create sustainable shareholder value while competing effectively in the rapidly changing and increasingly complex freight transportation marketplace."

- John G. Larkin, Stifel Nico/aus, October 17, 2007

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Members of Congress

"You know, they (TCI) have five members they have nominated. One is theirs. And yes, they may not be technically seeking control, but I'll reiterate what I said earlier, when you are trying to control or nominate 40 percent of the board telling you how much to borrow, how much to spend, where to spend it, what technologies you ought to be deploying, and what you ought to be charging your customers. That may not be technically controlled. But in most people's world, that would sure feel very, very close to it."

- Congresswoman Corrine Brown (D-FL), March 5, 2008

"Of particular concern to me, and I know to Chairwoman Brown, is the apparent effort by the Children's Investment Fund, a hedge fund registered in the
Cayman Islands, to gain substantial management control over the CSX railroad corporation for the purpose of making quick returns on the stock transactions."

- Congressman Elijah E. Cummings (D-MD), March 5, 2008

Regulators

"... I just have advice for folks looking at investing in railroads. It's one thing to do a textbook exercise and talk to some consultants about how you can squeeze more profits out of them up, a going concern. But in the real world of really operating a railroad in a regulated environment with this committee watching closely, other committees, our agency, it's not just a textbook clinical exercise. And anyone who thinks they can just come in and double rates and easily walk away with huge profits, I think, is kidding themselves and showing some naivety."

- Charles Nottingham, Chairman of the Surface Transportation Board, testimony before the United States House of Representatives Committee on
Transportation and Infrastructure, Subcommittee on Railroads, Pipelines, and Hazardous Materials, March 5, 2008

"CSX's decision (to invest in its network) reflects a wise commitment to making the kind of funding priorities needed improve its operations and better safeguard neighboring communities."

- Joseph Boardman, Federal Railroad Administrator, May 8, 2007

"It is in this country's strategic national interest to encourage more investment in rail capacity... It is important for analysts to understand that in the current economic climate the government would take a dim view of any reduction in spending on infrastructure... Lower infrastructure spending would result in more complaints and make Congress more inclined to interfere and thus scare off investors."

- Charles Nottingham, Chairman of the Surface Transportation Board, statement to Reuters News, May 4, 2007

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Unions

"Our members have asked where the BMWED stands in this dispute and the answer is straightforward, we stand with the TCU and BLET in opposition to
TCI's proposals."

- Brotherhood of Maintenance of Way Employees (BMWE), "Hedge Fund 'Fix' is Not the Answer For CSX", December 1, 2007

"TCU leaders note that while we certainly have our differences on various issues with CSX management, we support their opposition to TCI's move to disinvest in the railroad."

- The Transportation Communications International Union, "TCU Opposes Efforts by London Hedge Fund to Disinvest at CSX", December 2007

"Our members are the stakeholders in CSX. Putting them and their safety at risk by siding with aggressive hedge fund investors is not a smart thing to do."

- Don HahSf National President of the Brotherhood of Locomotive Engineers and Trainmen, "Don't put investors ahead of safety", October 19, 2007

NOTE: Permission to use quotations neither sought nor obtained.

Important Information

In connection with the 2008 annual meeting of shareholders, CSX Corporation (“CSX”) has filed with the SEC and is mailing to shareholders a definitive Proxy Statement dated April 25, 2008. Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its
2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive
Proxy Statement.

Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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